SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

YRC WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executives who transfer from YRC Worldwide Inc.’s (the “Company”) Roadway business unit to the Company’s YRC Regional Transportation business unit may no longer participate in the Roadway LLC Pension Plan. The Company has a Transferred Executives Supplemental Retirement Plan for certain executives who transfer from another of the Company’s business units to YRC Regional Transportation to provide them a benefit that approximates the lost benefit to the executive from the transfer. James Staley, the President of YRC Regional Transportation, participates in the Transferred Executives Supplemental Retirement Plan. The Roadway LLC Pension Plan provided for a lump sum payment upon retirement that could be rolled over into a tax deferred individual retirement account. The Transferred Executives Supplemental Retirement Plan does not have this feature. On October 26, 2006, the Compensation Committee of the Board of Directors of the Company approved the amendment of the Transferred Executives Supplemental Retirement Plan to provide for a 15% increase in the value of a lump sum payment for executives who transferred from Roadway under the Transferred Executives Supplemental Retirement Plan that compensates the participating executives for the loss of the ability to roll over their lump sum payment from the Transferred Executives Supplemental Retirement Plan into a tax deferred individual retirement account. Mr. Staley is a named executive officer of the Company as determined under 17 CFR §229.402(a)(3).

The Company has a Supplemental Executive Pension Plan that provides for a lump sum payment of benefits to participating executives upon a Change in Control (defined in the plan and described in the Company’s Current Report on Form 8-K filed on July 25, 2006). However, when this plan was created, the plan did not provide for vesting of unvested benefits upon a Change of Control for the lump sum payment to be effected for certain executives. On October 26, 2006, the Compensation Committee approved the amendment of the Company’s Supplemental Executive Pension Plan to provide for vesting upon such a Change in Control for those persons who have not fully vested in their benefit under that plan. Daniel Churay, Senior Vice President, General Counsel and Secretary of the Company, and Steve Yamasaki, Senior Vice President – Human Resources of the Company, are impacted by this amendment to the Company’s Supplemental Executive Pension Plan. The Company’s Supplemental Executive Pension Plan participants include named executive officers (as determined under 17 CFR §229.402(a)(3)). Messrs. Churay and Yamasaki are not named executive officers of the Company.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Not applicable

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.
(Registrant)

Date: October 31, 2006	By:	/s/ Daniel J. Churay
Daniel J. Churay
Senior Vice President,
General Counsel and Secretary

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